Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, Pietro Bersani, certify that:

1.	I have reviewed this annual report on Form 10-K/A of Kiromic BioPharma, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 21, 2024

/s/ Pietro Bersani
Pietro Bersani
Chief Executive Officer